Exhibit 10.82

EIGHTH AMENDMENT

TO

LEASE OF OFFICE SPACE BETWEEN

BROOKFIELD DB INC., AS THE SUCCESSOR-IN-INTEREST TO

BROOKFIELD DEVELOPMENT CALIFORNIA INC. AND BCED MINNESOTA INC.

(“LANDLORD”) AND DAIN RAUSCHER CORPORATION, AS SUCCESSOR-IN-INTEREST TO

INTERRA FINANCIAL INCORPORATED AND INTER-REGIONAL FINANCIAL GROUP INC.,

(“TENANT”)

THIS EIGHTH AMENDMENT is made and entered into as of this 29th day of May, 1998, by and between Brookfield DB Inc., as the successor-in-interest to Brookfield Development California Inc. and BCED Minnesota Inc. (“Landlord”) and Dain Rauscher Corporation, as successor in interest to lnterra Financial Incorporated and Inter-Regional Financial Group Inc., (“Tenant”).

WITNESSETH THAT:

WHEREAS, BCED Minnesota Inc. (“BCED”), as lessor and predecessor-in-interest to Landlord, and Tenant, made and entered into that certain Lease of Office Space dated as of February 6, 1989 (the “Initial Lease”), covering among other things space in the Dain Bosworth Plaza located on the parcel of land in the City of Minneapolis, Minnesota that is legally described on Exhibit A attached hereto and made a part hereof; the Initial Lease was amended by that certain First Amendment of Lease of Office Space dated as of May 14, 1991, by that certain Second Amendment to Lease of Office Space dated as of December 23, 1991, by that certain Third Amendment to Lease of Office Space dated as of July 15, 1992, by that certain Fourth Amendment to Lease of Office Space dated as of July 29, 1993, by that certain Fifth Amendment to Lease of Office Space dated March 30, 1994 (“Fifth Amendment”), by that Letter Agreement (the “Letter Agreement”) dated May 3, 1994, by that Sixth Amendment to Lease of Office Space dated November 27, 1996 and by that Seventh Amendment to Lease of Office Space dated as of August 22, 1997 (the Initial Lease as so amended is referred to herein as the “Lease”); and

WHEREAS, Landlord and Tenant desire to further supplement and amend the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby supplemented and amended as follows:

1.0	Definitions

1.1	Except as specifically defined herein, all captioned terms shall have the meaning given them in the Lease.

1.2	In this Eighth Amendment:

(a)	“Twentieth Floor Part C Delivery Date” means March 1, 1998.

(b)	“Twentieth Floor Part C Commencement Date” means the earlier of

(i)	the date Tenant occupies all or any part of the Twentieth Floor Part C space for the regular conduct of business, or

(ii)	June 1, 1998.

(c)	“Twentieth Floor Part C Improvement Allowance” means an amount equal to $40.00 multiplied by the number of Square Feet in the Twentieth Floor Part C space.

2.0	Replacement and Restated Definitions Section 2.0(b) of the Fifth Amendment is hereby amended as follows:

“1.2(q)	“ Twentieth Floor Part C” means approximately 4,587 square feet located on the twentieth floor of the Building as shown on Exhibit A hereto.”

3.0	Addition of Twentieth Floor Part C

3.1	Landlord hereby demises and leases to Tenant the Twentieth Floor Part C space, and Tenant hereby leases and accepts from Landlord the Twentieth Floor Part C space to have and to hold, on and subject to the terms and conditions of the Lease, except as provided in this Eighth Amendment.

3.2	The term for the lease of the Twentieth Floor Part C space shall commence on the Twentieth Floor Part C Delivery Date, and shall end on the same day the Lease terminates.

3.3	Subject to the provisions of 3.4 of this Eighth Amendment, Annual Rent for the Twentieth Floor Part C space shall be equal to:

(a)	$18.00 multiplied by the number of Square Feet in the Twentieth Floor Part C space for each twelve month period in respect of the period commencing on the Twentieth Floor Part C Commencement Date, and ending on November 30, 2001.

(b)	$22.00 multiplied by the number of Square Feet in the Twentieth Floor Part C space for each twelve month period in respect of the period commencing December 1, 2001 and ending December 2, 2006.

3.4	Provided Tenant is not in default under the terms of the Lease, Annual Rent for the Twentieth Floor Part C space shall be payable as follows:

(a)	No Annual Rent or Occupancy Costs shall be due or payable in respect of the Twentieth Floor Part C space for the period commencing on the

Twentieth Floor Part C Delivery Date until the earlier of (i) the date Tenant occupies such Twentieth Floor Part C space for the regular conduct of its business, or (ii) June 1, 1998.

3.5	Tenant shall pay Annual Rent to Landlord in advance in equal monthly payments at the times and in the manner as rental payments are to be made pursuant to the Lease.

3.6	Renewals - the Twentieth Floor Part C space shall be subject to the same rights of renewal (if any) as are contained in the Lease, and any renewal of the Lease in accordance therewith shall be deemed to be a renewal of Tenant’s lease of the Twentieth Floor Part C space upon the same terms and conditions as are applicable to such renewal of the Lease.

3.7	Default -- any default by Tenant under the Lease shall be deemed to be a default under Tenant’s lease of the Twentieth Floor Part C space and any default under Tenant’s lease of the Twentieth Floor Part C space shall be deemed to be a default under the Lease.

3.8	Termination -- if the Lease terminates for any reason whatsoever, Tenant’s lease of the Twentieth Floor Part C space shall terminate on the same date.

3.9	Occupancy Costs -- subject to the provisions of 3.4 of this Eighth Amendment of Lease, Tenant shall pay as additional Rent, Occupancy Costs and Tax Costs and other amounts in respect of the Twentieth Floor Part C space at the times and in the manner as payments of Occupancy Costs and Tax Costs and other amounts are to be made pursuant to the Lease. No Occupancy Costs or Tax Costs shall be due or payable in respect of the Twentieth Floor Part C space during the interval between the Twentieth Floor Part C Delivery Date and the Twentieth Floor Part C Commencement Date.

3.10	Condition of Additional Space - Tenant shall take the Twentieth Floor Part C space in “as is” condition, and no Landlord improvements shall be required in respect thereto. Tenant may, at any time after the Twentieth Floor Part C Delivery Date, at its soles cost and expense construct improvements to the Twentieth Floor Part C space including the elevator lobby pursuant to plans approved by Landlord, on the subject to all applicable provisions of the Lease. Landlord will not unreasonably refuse or delay granting its approval of Tenant’s proposed plans and specifications.

3.11

Improvement Allowance - provided there exists no material default (beyond any applicable grace period) under the terms of the Lease, Landlord shall pay to Tenant the Twentieth Floor Part C Improvement Allowance in monthly intervals. Any draw requests shall be submitted to Landlord no later than the fifth (5th) day of the month during which payment is to be made. Each draw request shall be accompanied by an invoice from the Tenant’s construction manager, contractor, architect, engineer, designer or other permitted third party specifying the percentage of completion as to each of the items performed and invoiced and the amount to be drawn for such services and shall include a lien waiver from the

Tenant’s contractor for the applicable portion of Tenant’s Work. On or before the twenty-sixth (26th) day of that month, Landlord shall deliver a check or checks issued to the contractor or other payee or jointly in the name of Tenant, or Tenant’s construction manager, and contractor, architect, engineer, designer or other designated third party for the amount of the requested draws. Payment shall be consistent with the amount set forth in the lien waiver. Upon the final completion of Tenant’s Work, Tenant shall be required to provide to Landlord, final lien waivers from Tenant’s contractor, subcontractors and primary suppliers. Notwithstanding anything contained herein to the contrary, draw requests received by Landlord after the fifth (5th) day of the month shall not require payment to Tenant, or other designated third party until the twenty-sixth (26th) day of the following month. In the event that Tenant’s expenditures for improvements to the Twentieth Floor Part C space are less than the Twentieth Floor Part C Improvement Allowance the remaining balance (after reimbursing Tenant for such expenditures) of the Twentieth Floor Part C Option Improvement Allowance shall be credited against Annual Rent next coming due under the Lease.

4.0	Delivery of Third Expansion Option Space Landlord’s obligation to deliver the Third Expansion Option as described in Section 10.01 of the Fifth Amendment (amending Section 23.01 (c) of the Lease) and Section 11.1 of the Fifth Amendment (amending Section 23.04 of the Lease}, is hereby satisfied subject to the terms and conditions of this Eighth Amendment.

5.0	Lease Except as herein specified, supplemented and amended the Lease shall remain in full force and effect.

6.0	Brokerage Commission Tenant acknowledges that it has been represented in this Lease transaction by Nelson, Tietz and Hoye (the “Broker”), that no other broker has served Tenant as a procuring cause in respect of Tenant entering into this Eighth Amendment. Landlord and Tenant warrant and agree to save and hold each other harmless from any and all leasing commissions, costs, and liability including reasonable attorney fees with respect to the Twentieth Floor Part C space regarding any other broker claiming to be the authorized broker/representative for Tenant. In consideration of Tenant entering into this Eighth Amendment of Lease, Landlord shall pay a commission to the Broker in the amount of $3.00 per square foot contained in the Twentieth Floor Part C space. Payment shall be made one-half upon execution of this Eighth Amendment and one-half upon the Twentieth Floor Part C Commencement Date. Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any claim to commission or other compensation by a broker agent under contract or associated with Tenant based upon any of the above-referenced transactions.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Eighth Amendment as of the date first written above.

LANDLORD:

BROOKFIELD DB INC., AS SUCCESSOR-IN-
INTERTEST TO BROOKFIELD DEVELOPMENT
CALIFORNIA INC. AND BCED MINNESOTA INC.

By	/s/ Authorized signatory
Its	VICE PRESIDENT

By	/s/ Authorized signatory
Its	VICE PRESIDENT

TENANT:

DAIN RAUSCHER CORPORATION, AS
SUCCESSOR-IN-INTEREST TO INTERRA
FINANCIAL INCORPORATED AND INTER-
REGIONAL FINANCIAL GROUP, INC.

By	/s/ Authorized signatory
Its

By
Its

EXHIBIT A

20th Floor
Part C

DAIN BOSWORTH / IFG
9.15.97

WALSH BISHOP ASSOCIATES
20TH. FLOOR